UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 19, 2019

COUNTERPATH CORPORATION

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

001-35592

(Commission File Number)

20-0004161

(IRS Employer Identification No.)

Suite 300, One Bentall Centre, 505 Burrard Street, Vancouver, British Columbia, Canada V7X 1M3

(Address of principal executive offices and Zip Code)

(604) 320-3344

Registrant's telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	CPAH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 16, 2019,  CounterPath Corporation (the "Company"), received a letter from the listing qualifications department staff of the NASDAQ Stock Market ("NASDAQ") notifying the Company that the stockholders' equity of $1,922,675 as reported in the Company's Quarterly Report on Form 10-Q for the period ended October 31, 2019 was below the minimum stockholders' equity of $2,500,000. The minimum stockholders' equity of $2,500,000 is required for continued listing on the NASDAQ Capital Market as set forth in NASDAQ listing rule 5550(b)(1), and as of December 13, 2019, the Company does not meet the alternatives of market value of listed securities or net income from continuing operations.

The Company has been provided 45 calendar days, or until January 30, 2020, to submit a plan to regain compliance with the minimum stockholders' equity standard. If the Company's plan to regain compliance is accepted, NASDAQ may grant an extension of up to 180 calendar days from the date of the notification letter to evidence compliance with the minimum stockholders' equity standard.

The Company is considering its response to the letter.  The Company intends to separately issue a press release notifying the public of the deficiency letter promptly after the filing of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COUNTERPATH CORPORATION

By:	/s/David Karp
David Karp
Chief Executive Officer

Dated:	December 19, 2019